EXHIBIT 99.1

ONYX® Press Release

Contact:
Robert Craig
617-314-6846
rcraig@onyx.com
For Immediate Release
Onyx Responds to CDC Statement
BELLEVUE, Wash. – Dec. 28, 2005 — Onyx® Software Corporation (NASDAQ: ONXS), a worldwide leader in customer management solutions for the enterprise, today announced its response to the statement issued earlier today by CDC Corporation (NASDAQ: CHINA).
Over the past year Onyx has been successfully executing a clear growth strategy, as evidenced by strong double digit growth in license revenue through the first three quarters of 2005, significant improvements in operating results, recent “Buy” ratings announced by both Zacks Investment Research and Roth Capital, and the addition of many new brand name customers. In this context, it is not surprising that CDC expressed an interest in Onyx.
Regarding the unsolicited proposal from CDC, Onyx shall consider this proposal as it would any opportunity that may present itself. Onyx received CDC’s unsolicited proposal on Dec. 6, 2005 and a meeting had been scheduled to discuss this proposal. Onyx remains committed to gather all information necessary in order for Onyx’s Board to determine the best interests of Onyx shareholders.
As announced in its third quarter 2005 earnings call, Onyx continues to explore options that include organic growth, partner expansion and acquisitions of other companies that deliver real value to our customers and maximize shareholder value. Onyx management and Board of Directors remain firmly committed to executing the growth strategy we have communicated to our customers, partners, shareholders, and employees.
About Onyx Software
Onyx Software Corporation (NASDAQ: ONXS) is a worldwide leader in customer process software and solutions for the enterprise. Onyx provides flexible solutions that enable organizations to automate, manage, and evolve their customer processes quickly and cost-effectively for strategic advantage. By providing an integrated suite of customer process automation applications encompassing customer management, process management, and analytics capabilities, Onyx enables enterprises to reduce costs, increase productivity and grow revenue. Major companies are aligning their customer-facing departments and managing their customer processes with Onyx software – companies such as Amway Corporation, Delta Dental, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Onyx Press Release
Forward-Looking Statement
This press release contains forward-looking statements, including statements about Onyx’s growth strategy and it’s consideration of the CDC proposal. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the ongoing success of our growth strategy, the discussions, if any, that may take place between Onyx and CDC and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our annual report on form 10-K and our quarterly reports on form 10-Q and other filings with the Securities and Exchange Commission which are available on our investor relations home page at www.onyx.com/investors. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
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Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.